Exhibit 10.1

Agreement

Part A:	AIVtech International Group Co.
Part B:	Jinlin Guo, Yujin Zhou, Bing Liu, Kai Guo, Meicui Liu
Guo Jin Tong Investment (HK) Limited
Green Grass Capital Management Limited
Shenzhen Top Finance Guaranty Investment Inc.

Article 1 The cash payment incurred from the acquisition of AIVtech (Hong Kong) CO., Ltd. (“AIVtech-HK) by AIVtech International Group Co. which was originally due on May 12, 2011, will be postponed to the due dates as set forth below:

No.	Name of Former AIVtech-HK Shareholders	Cash Payment	Original Payment Date	New Payment Date
1	Jinlin Guo	US$993,348.25	2011/5/12	2012/5/12
2	Yujin Zhou	US$315,850.00	2011/5/12	2012/5/12
3	Bing Liu	US$276,368.75	2011/5/12	2012/5/12
4	Kai Guo	US$276,368.75	2011/5/12	2012/5/12
5	Meicui Liu	US$315,850.00	2011/5/12	2012/5/12
6	Guo Jin Tong Investment (HK) Limited	US$315,850.00	2011/5/12	2012/5/12
7	Green Grass Capital Management Limited	US$664,864.25	2011/5/12	2012/5/12
8	Shenzhen Top Finance Guaranty Investment Inc	US$789,625.00	2011/5/12	2012/5/12
Total		US$3,948,125.00

Article 2 Both parties acknowledge and agree that the party can avoid to undertake the economical responsibility if the party who cannot implement the agreement provides the notary department proof documents due to wars, serious natural disasters and some other human irresistible events that agreed by both parties which cause the agreement unimplemented.

Article 3 The disputes caused by the implementation of this agreement shall be resolved through negotiated settlement and mediation. If the parties cannot reach agreement through settlement or mediation, then either party can submit the disputes to arbitration commission for arbitration or file lawsuit with the court in accordance with the laws.

Article 4 The agreement is in duplicate with the equivalent legal effect. The agreement comes into force if both parties sign and make seal.

Part A:	AIVtech International Group Co. (signed by Jinlin Guo and sealed)

Part B:	Jinlin Guo (signed)
Yujin Zhou (signed)
Bing Liu (signed)
Kai Guo (signed)
Meicui Liu (signed)
Guo Jin Tong Investment (HK) Limited (signed by Lanbing Ding)
Green Grass Capital Management Limited (signed by Zheshui Ma)
Shenzhen Top Finance Guaranty Investment Inc. (signed by Rui Wang)